Exhibit 99.T3F

CROSS REFERENCE TABLE FOR THE NEW INDENTURE(1)

TIA SECTION			INDENTURE SECTION
3.10	(a)(1)		7.10
	(a)(2)		7.10
	(a)(3)		7.10
	(a)(4)		N.A.
	(a)(5)		7.10
	(b)		7.03; 7.08; 7.10
	(c)		N.A.
3.11	(a)		7.03; 7.11
	(b)		7.03; 7.11
	(c)		N.A.
3.12	(a)		2.06
	(b)		7.07; 11.03
	(c)		11.03
3.13	(a)		7.06
	(b)		7.06
	(c)		7.06
	(d)		7.06
3.14	(a)		4.06; 4.23
	(b)		12.02
	(c)(1)		4.06; 11.04
	(c)(2)		11.04
	(c)(3)		4.06
	(d)		12.03
	(e)		11.05
	(f)		N.A.
3.15	(a)		7.01(b)
	(b)		7.05
	(c)		7.01(a)
	(d)		7.01(c)
	(e)		6.11
3.16	(a)	(last sentence)	2.10
	(a)(1)(A)		6.05
	(a)(1)(B)		6.04
	(a)(2)		N.A.
	(b)		6.07
	(c)		9.04
3.17	(a)(1)		6.08
	(a)(2)		6.09
	(b)		2.05
3.18	(a)		11.01
	(b)		N.A.
	(c)		11.01

(1)                                 This cross reference table applies to the Form of Indenture Relating to the New Notes.  This cross reference table shall not be deemed to be part of such New Indenture.  The term “N.A.” as used in this table means “not applicable.”